As filed with the Securities and Exchange Commission on October 6, 2017

Registration No. 333-_______________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Nevada	88-0097344

(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

13220 Preston Road

Dallas, Texas 75240

(972) 587-4049

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John R. Loftus

Chief Executive Officer

DGSE Companies, Inc.

13220 Preston Road

Dallas, Texas 75240

(972) 587-4049

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

John A. Bonnet III, Esq.

Stewart & Bonnet, LLP

500 N. Akard, Suite 1830

Dallas, Texas 75201

(214) 740-4260

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement at the discretion of the Selling Stockholder.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging Growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed maximum Offering Price per Unit(3)	Proposed Maximum Aggregate offering Price(3)	Amount of Registration Fee
Common Stock, par value $0.01 per share	8,500,000 Shares(2)	$1.28	$10,880,000	$1354.56

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration.

(2) All common stock offered hereby is for the account of the Selling Security holder and pursuant to Rule 416 under the Securities Act.

(3) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act. Pursuant to Rule 457(c), the offering price per share and aggregate offering price are based on the average of the high and low sales prices of our common stock for any of the five business days preceding the date hereof.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Selling Stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED OCTOBER 6, 2017

8,500,000 Shares

DGSE COMPANIES, INC.

Common Stock

This prospectus relates to 8,500,000 shares (the “Shares”) of our common stock, par value $0.01 per share, owned by the Selling Stockholder listed under the caption “Selling Stockholder” on page 8. All of the Shares were issued by us in private placement transactions. The Shares may be sold from time to time by the Selling Stockholder. None of the shares registered herein will be sold for our account and we will not receive any proceeds from the sale of the common stock. See “Use of Proceeds.”

The Selling Stockholder may determine the prices at which it will sell the common stock, which prices may be at market prices prevailing at the time of such sale or some other price.  The Selling Stockholder may sell these shares through underwriters, brokers-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.  We will bear all costs associated with the offering and sale of the Shares, other than any underwriting discounts, agency fees, brokerage commissions or similar costs applicable to the sale of any Shares. See “Plan of Distribution” for a more complete description of the ways in which the common stock may be sold.

Our common stock is traded on the NYSE MKT exchange under the symbol “DGSE.” On October 4, 2017, the last reported sale price of our common stock on the NYSE MKT exchange was $1.30 per share.

_________________________________________

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE “RISK FACTORS” ON PAGE 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

___________________________________________

The date of this Prospectus is October 6, 2017

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this process, the Selling Stockholder may sell the securities described in the prospectus in one or more offerings. This prospectus provides you with a general description of the securities the Selling Stockholder may offer. A prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

In connection with this offering, no person is authorized to give any information or to make any representations not contained or incorporated by reference in this prospectus. If information is given or representations are made, you may not rely on that information or representations as having been authorized by us. This prospectus is neither an offer to sell nor a solicitation of an offer to buy any securities other than those registered by this prospectus, nor is it an offer to sell or a solicitation of an offer to buy securities where an offer or solicitation would be unlawful. You may not imply from the delivery of this prospectus, nor from any sale made under this prospectus, that our affairs are unchanged since the date of this prospectus or that the information contained in this prospectus is correct as of any time after the date of this prospectus. The information contained and incorporated by reference in this prospectus and any accompanying prospectus supplement is accurate only as of the date of this prospectus or the prospectus supplement or the date of the document incorporated by reference, as the case may be, regardless of the time of delivery of the prospectus.

You should not consider any information in this prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in our securities.

Investing in our securities involves a high degree of risk. You should carefully consider the section entitled “Risk Factors” in this prospectus and in any accompanying prospectus supplement before you invest in our securities.

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SUMMARY

This summary highlights information contained elsewhere in this prospectus and in filings with the SEC incorporated by reference. You should carefully read the entire prospectus, including “Risk Factors” beginning on page 6, as well as any accompanying prospectus supplement and the documents incorporated herein and therein, before investing in the common stock. When we use the terms “DGSE,” “we,” “us,” or “our,” we are referring to DGSE Companies, Inc., unless the context requires otherwise or we expressly state otherwise in this prospectus.

DGSE Companies, Inc.

Company Overview

We were originally formed as a corporation in the State of Nevada on September 16, 1965 under the name “Canyon State Mining Corporation of Nevada.” After several name changes through the years, in 2005 we changed our name to DGSE Companies, Inc. Our principal executive offices are located at 13022 Preston Rd., Dallas, Texas 75240. Our telephone number is 972-587-4049. Our primary commercial internet addresses are www.DGSE.com and www.CGDEinc.com, and we also maintain www.DGSECompanies.com primarily as a corporate information and investor relations website. We hold registered trademarks for the company name “Dallas Gold & Silver Exchange” and the corresponding logo.

We buy and sell jewelry, diamonds, fine watches, rare coins and currency, precious metal bullion products, scrap gold, silver, platinum and palladium as well as collectibles and other valuables. Our customers include individual consumers, dealers and institutions throughout the United States. Our operations are organized around two primary types of customers, retail customers and wholesale customers.

Customer Types

Retail

After closing several locations in 2014, 2015 and 2016, our retail products and services are currently marketed through five retail locations in South Carolina and Texas, including in a new 4,400 square foot retail space in Euless, Texas, which in January 2016 replaced two smaller locations in the western part of DFW, and a new 15,120 square foot retail space in Dallas, Texas, which, in December 2016, replaced our main showroom and corporate offices. Our retail locations operate under several banners, including Charleston Gold & Diamond Exchange, and Dallas Gold & Silver Exchange, and are supported by websites at www.CGDEinc.com and www.DGSE.com.

Our retail footprint has evolved significantly in recent years, growing and contracting largely in line with changes in the precious metals market. In 2011, as we acquired Southern Bullion, precious metal prices hit all-time highs, but by 2012 the markets had softened significantly. During the year ended December 31, 2013 (“Fiscal 2013”), the precious metals market experienced a significant downturn, as evidenced by a nearly 30% decrease in the price of an ounce of gold, as measured by London PM Fix, between January 1 and December 31, 2013. While prices were more stable in 2014, they remained well below levels reached in 2011. This downturn significantly changed the economics of our business, and led us to further evaluate the number and locations of retail stores, resulting in the closure of all Southern Bullion locations in the first half of Fiscal 2014. The volatility in the price per ounce of gold continued in Fiscal 2015, which decreased 11.5% as compared to Fiscal 2014. The price per ounce of gold did rebound somewhat by August 2016 to $1,350 an ounce, jumping 26%, only to fall to $1,147 an ounce, by years end. Although this resulted in an 8% net gain, in gold prices from December 31, 2015 to December 2016, the volatility was still prevalent during Fiscal 2016 and during the 1st and 2nd quarters of 2017.

Wholesale

Our Fairchild International (“Fairchild”) division is one of the country’s leading dealers of pre-owned fine watches. Fairchild supplies over 1,100 regional jewelry stores across the country, with pre-owned Rolexes and aftermarket Rolex accessories such as bands, bezels and dials. A dealer-only online catalog of Fairchild’s fine watch inventory can be found at our web site at www.Fairchildwatches.com.

In addition to our Fairchild operations, we transact a significant amount of business with wholesalers and other companies in our industry. This wholesale transactional activity occurs at industry-specific trade shows held periodically throughout the year, during in-person and telephonic sales calls, and on industry trade websites that facilitate wholesale trades for our industry.

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We are currently in the process of attempting to divest the wholesale fine watch business, but there is no assurance that such divestiture will occur. The Company intends to focus its fine watch business on retail sales and repair services.

Products and Services

Jewelry

We sell items in every major jewelry category, including bridal jewelry, fashion jewelry, custom-made jewelry, diamonds and other gemstones, watches and findings (jewelry components).

A substantial percentage of our jewelry inventory is purchased directly from our customers at one of our retail locations. These jewelry items and fine watches are then cleaned, serviced and repaired by our experienced jewelers so that they are in a like-new condition and suitable for resale.

The higher-quality diamonds and gemstones we purchase are certified by the Gemological Institute of America (“GIA”) and other third-party certifying authorities for an independent assessment of their quality. This process aides us in readily reselling these stones individually or as a component of our custom bridal and fashion jewelry. Mid-quality diamonds and gemstones are often utilized in custom fashion jewelry or packaged with lower quality stones and sold to wholesalers across the country and abroad.

We maintain relationships with numerous commercial consignment vendors across the country, which supply us with new and estate jewelry, which supplements jewelry that we purchase over the counter and enhances our overall jewelry offering. During Fiscal 2015 and continuing in 2016, we accepted consignment merchandise from individuals. Any sales made from this consignment jewelry stock are settled with our commercial and individual consignment vendors on a monthly or quarterly basis.

We also maintain jewelry repair centers in three of our locations and accept repair, polishing and service orders through all of our retail locations.

Jewelry retailing is highly fragmented and competitive. We compete for jewelry sales primarily against specialty jewelers such as Zales, Jared, and Kay’s, as well as other retailers that sell jewelry including department stores, discount stores, apparel outlets, and internet retailers. The jewelry category competes for a share of our customers’ disposable income with other consumer sectors such as electronics, clothing and furniture, as well as travel and restaurants. This competition for consumers’ discretionary spending is particularly relevant to gift giving, and also has some relevance with respect to bridal jewelry (e.g. engagement, wedding, and anniversary).

Bullion

Our bullion trading operation buys and sells all forms of gold, silver, platinum and palladium precious metals products, including United States and other government coins, private mint medallions, wafers, art bars and trade unit bars. Retail bullion transactions are conducted with individual consumers at all of our store locations and online at www.USBullionExchange.com. Wholesale bullion transactions are conducted through our main bullion trading operation in Dallas, Texas, which maintains numerous vendor relationships with major industry wholesalers, mints and institutions.

Bullion products are purchased and sold based on current market pricing for precious metals. This bullion inventory is subject to market value changes created by the underlying commodity markets. We periodically enter into futures contracts and utilize offsetting customer orders in order to hedge our exposure against changes in market prices. While we believe that we have effectively managed the commodity risk associated with our bullion activity, there are several national and international factors, which are out of our control but may affect margins, customer demand and transactional volume in our bullion business. These factors include but are not limited to: U.S. Federal Reserve policies, inflation rates, global economic uncertainty, governmental and private mint supply and other factors.

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Rare Coins, Currency and Collectibles

We buy and sell most numismatic items, including rare coins, currency, medals, tokens and other collectibles. The majority of our rare coin, currency and collectible revenue is derived from individual customers selling their collections to us. We then consolidate these collections and resell them through our retail activities, on the wholesale market through national trade shows, through in-person and telephonic sales calls, and on industry trade websites.

Scrap

Individual and wholesale customers sell their unwanted jewelry and other precious metals items to us at all of our retail locations. After we have purchased these valuables, they are processed at a centralized clearing house, where expert jewelers, gemologists and watchmakers sort items into three main resale categories: Retail Appropriate, Wholesale Appropriate and Refiner Appropriate. Those items deemed appropriate for resale at one of our retail locations are cleaned, serviced and repaired by our experienced jewelers so that they are in a like-new condition. The vast majority of these items are then individually tagged and sent to one of our retail locations for future retail sales. Other items that are not appropriate for our retail locations are grouped into wholesale lots and liquidated at national trade shows or through in-person dealer to dealer transactions. Items that are not appropriate for either retail or wholesale purposes are sold to the refiner.

Elemetal is also the principal refiner of our scrap related products. Several other refiners compete for our business on a regular basis.

Recent Development

On April 19, 2017, DGSE entered into a non-binding letter of intent with Elemetal, LLC (“Elemetal”) and Elemetal Recycling, LLC (“Recycling”) and together with Elemetal, (“Sellers”) to purchase and acquire Sellers’ interest in and to the tangible personal property assets, including inventory, located at 2101 W. Belt Line Road, Carrollton, Texas (the “Belt Line Location”) and certain equipment located at 10707 Composite Drive, Dallas, Texas, and the accounts receivables of Recycling arising from the conduct by Recycling of its business at the Belt Line Location.

In consideration for the assets, DGSE would pay Sellers $16,000,000 in cash along with paying the Sellers approximately $3,800,000 owed by DGSE to Elemetal, or any of its subsidiaries, as a result of bullion-related transactions. Thus, the cash purchase price along with paying the bullion related obligation is expected to be approximately $19,800,000. DGSE would also accept an assignment from Sellers of their rights and obligations under their existing lease for the Belt Line Location and would assume the accounts payable and other liabilities of Recycling arising from the conduct of business at the Belt Line Location.

The letter of intent is non-binding and is subject to numerous conditions, including negotiation and execution of a definitive agreement, approval of the Boards of the parties and approval of Elemetal’s members. No assurance can be made that DGSE will be able to negotiate a mutually satisfactory definitive agreement with Sellers or that the necessary approvals will be obtained.

The Selling Stockholder

Elemetal is a precious metals conglomerate based in Dallas, Texas. Its principal holdings include: Elemetal Direct, a Texas-based wholesale dealer of precious metals; Elemetal Capital, LLC, a leading market maker in the precious metals industries; and Elemetal Recycling, LLC (formerly known as Echo Environmental), a Texas-based firm focusing on electronic waste recycling and precious metal recovery.

Through a series of transactions beginning in 2010, Elemetal now owns 12,814,727 shares of Common Stock (47.7%) (excluding shares that may be purchased upon exercise of a warrant).

In addition to being our largest shareholder, they are the parent of Elemetal Recycling, LLC, from which we are currently negotiating the purchase of certain assets. See also “The Selling Stockholder” for more information.

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Our Corporate Information

We were formed as a Nevada corporation in 1965 under the name “Canyon State Mining Corporation of Nevada.” After several name changes through the years, in 2005 we changed our name to DGSE Companies, Inc. Our principal executive offices are located at 13022 Preston Rd., Dallas, Texas 75240. Our telephone number is 972-587-4049. Our primary commercial internet addresses are www.DGSE.com and www.CGDEinc.com, and we also maintain www.DGSECompanies.com primarily as a corporate information and investor relations website. The contents of the website are not part of this prospectus, nor is any of its content incorporated herein.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934, or the Exchange Act, and have elected to take advantage of certain of the scaled disclosures available to smaller reporting companies.

The Offering

Issuer	DGSE Companies, Inc.

Seller	The Selling Stockholder. For information about the Selling Stockholder, see “Selling Stockholder.” We are not selling the securities to the public.

Securities Offered	8,500,000 shares of our common stock, par value $.01.

Common Stock Outstanding (1)	26,924,381 shares.

Registration Rights	We are agreeing to use our best efforts to keep the registration statement, of which this prospectus forms a part, effective until the earlier to occur of (i) three (3) years from the date the registration statement becomes effective, (ii) the date on which the registered shares are disposed of in accordance with this prospectus or (iii) the date when the registered shares cease to be Registrable Securities under the registration rights agreement.

Trading	Our common stock trades on the NYSE MKT exchange under the symbol “DGSE.”

Risk Factors	See “Risk Factors” beginning on page 6 for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Use of Proceeds	We will not receive any of the proceeds from the sale by the Selling Stockholder of the shares of common stock.

(1)	As of the date of this Prospectus. Does not include (a) 1,000,000 shares underlying outstanding warrants held by the Selling Stockholder, which may be purchased at a price of $0.65 per share exercisable within two years from December 9, 2016, as part of an agreement to exchange debt for equity in 2016, or (b) 15,000 shares issuable upon exercise of outstanding options as of June 30, 2017, at a weighted exercise price of $2.17 per share, of which all shares were fully vested at such date.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in (i) the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent quarterly, annual and other reports, each as filed with the SEC, which are incorporated by reference in this prospectus in their entirety and (ii) any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including in any applicable prospectus supplements. For more information, see the sections entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.” In addition to the foregoing risks, you should also carefully consider the risks described below. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. In addition, the trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition or results of operations.

We have received a notice of non-compliance with a continued listing standard from the NYSE MKT for our Common Stock. If we are unable to avoid the delisting of our Common Stock from the NYSE MKT, it could have a substantial negative effect on the liquidity and market price of our Common Stock, our access to capital markets and our liquidity and results of operations.

On April 12, 2016, we received a notice from the NYSE MKT LLC (the “MKT”) indicating that we did not meet continued listing standards of the MKT. We were not in compliance with Section 1003(a)(ii) of the MKT Company Guide (the “Company Guide”) because we reported stockholders’ equity of $3.87 million as of December 31, 2015 and had net losses in three out of our four most recent fiscal years. As a result, we became subject to the procedures and requirements of Section 1009 of the Company Guide.

We submitted a plan of compliance to the MKT on May 12, 2016 addressing how we intend to regain compliance with the continued listing standards of the MKT. The plan was accepted, DGSE was subject to periodic reviews and continued compliance with the plan. If DGSE is not in compliance with the plan as of October 12, 2017 or if DGSE did not make progress consistent with the plan, the MKT may initiate delisting procedures.

On April 20, 2017, we were notified by the NYSE MKT that DGSE continued to be in non-compliance with certain MKT continued listing standards relating to stockholders’ equity. Specifically, DGSE was not in compliance with Section 1003(a)(iii) of the MKT Company Guide (requiring stockholders’ equity of $6.0 million or more if it has reported losses from continuing operations and/or net losses in its five most recent fiscal years) and Section 1003 (a)(ii) (requiring stockholders’ equity of $4.0 million or more if it has reported losses from continuing operations and/or net losses in its four most recent fiscal years). As of December 31, 2016, the Company had stockholders’ equity of approximately $5.9 million and net losses in its five most recent fiscal years ended December 31, 2016.

On August 24, 2017, we were notified by the MKT that we were back in compliance with certain continuing listing standards relating to stockholders’ equity. Specifically, DGSE was back in compliance with Section 1003(a)(iii) of the MKT Company Guide (requiring stockholders’ equity of $6.0 million or more if it has reported losses from continuing operations in its five most recent fiscal years.) and Section 1003(a)(ii) (requiring stockholders’ equity of $4.0 million or more if it has reported losses from continuing operations in its four most recent fiscal years.) As of June 30, 2017, DGSE had stockholders’ equity of approximately $6.4 million.

DGSE will now be subject to the MKT’s normal continued listing monitoring. However, in accordance with Section 1009(h) of the MKT Company Guide, if DGSE is again determined to be below any of the continued listing standards within 12 months of August 24, 2017, the MKT will examine the relationship between the two incidents of noncompliance and re-evaluate DGSE’s method of financial recovery from the first incident. The MKT will then take the appropriate action, which, depending on the circumstances, may include truncating the compliance procedures described in Section 1009 of the MKT Company Guide or immediately initiate delisting proceedings.

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If our common stock ultimately were to be delisted for any reason, it would negatively impact us by (i) reducing the liquidity and market price of our common stock; and (ii) reducing the number of investors willing to hold or acquire our common stock, which would negatively impact our ability to raise equity financing, which would negatively affect our liquidity and results of operations.

This prospectus and the documents we incorporate by reference in this prospectus contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in this prospectus and in the documents incorporated by reference in this prospectus. For more information, see “Special Note Regarding Forward-Looking Information.”

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus, any accompanying prospectus supplement, and the documents we incorporate by reference in this prospectus and any accompanying prospectus supplement, contains forward-looking statements within the meaning of the federal securities laws, which statements are subject to substantial risks and uncertainties. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. We have attempted to identify forward-looking statements by using words such as “may,” “believe,” “will,” “could,” “project,” “anticipate,” “expect,” “estimate,” “should,” “continue,” “potential,” “plan,” “forecasts,” “goal,” “seek,” “intend,” other forms of these words or similar words or expressions or the negative thereof.

We have based our forward-looking statements on our expectations and projections about trends affecting our business and industry and other future events. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. Forward-looking statements are subject to substantial risks and uncertainties that could cause our future business, financial condition, results of operations or performance, to differ materially from our historical results or those expressed or implied in any forward-looking statement. Some of the risks and uncertainties that may cause actual results to differ from those expressed or implied in the forward-looking statements are described in the section entitled “Risk Factors” in this prospectus and in any accompanying prospectus supplement, as well as in our other filings with the SEC. In addition, actual results may differ as a result of additional risks and uncertainties of which we are currently unaware or which we do not currently view as material to our business. For these reasons, investors are cautioned not to place undue reliance on any forward-looking statements.

You should read this prospectus in its entirety, together with any accompanying prospectus supplement, the documents that we file as exhibits to the registration statement of which this prospectus is a part, and the documents that we incorporate by reference into this prospectus and any accompanying prospectus supplement, with the understanding that our future results may be materially different from what we currently expect. The forward-looking statements we make speak only as of the date on which they are made. We expressly disclaim any intent or obligation to update any forward-looking statements after the date hereof to conform such statements to actual results or to changes in our opinions or expectations, except as required by applicable law or the rules of the NASDAQ Stock Market. If we do update or correct any forward-looking statements, investors should not conclude that we will make additional updates or corrections.

We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

None of the Shares are to be sold by us or for our account, and we will not receive any proceeds from the sale thereof.

DILUTION

The sale of our common stock by the Selling Stockholder pursuant to this prospectus will not result in any dilution to our stockholders because the Selling Stockholder is selling outstanding shares of our common stock that it has previously acquired.

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The Selling Stockholder

Elemetal, LLC (“Elemetal”) is the “Selling Stockholder.” Elemetal is a precious metals conglomerate based in Dallas, Texas. Its principal holdings include: Elemetal Direct, a Texas-based wholesale dealer of precious metals; Elemetal Capital, LLC, a leading market maker in the precious metals industries; and Elemetal Recycling, LLC (formerly known as Echo Environmental), a Texas-based firm focusing on electronic waste recycling and precious metal recovery.

Through a series of transactions beginning in 2010, NTR Metals, LLC (“NTR”) became the largest shareholder of our common stock, par value $0.01 per share (“Common Stock”). In April 2012, NTR announced its merger with OPM, the largest American-owned refiner of “good delivery” gold and silver. The combined company was originally called Global Metals Holdings, LLC, and has since been rechristened as Elemetal. In January 2013, NTR announced it would contribute 4,393,142 of its shares of our Common Stock to Elemetal, in exchange for ownership units in Elemetal. NTR also agreed to contribute its option to buy 5,000,000 additional shares of DGSE Common Stock at $15 a share, which expired unexercised on October 25, 2016. On December 9, 2016, DGSE and NTR closed the transactions contemplated by the Stock Purchase Agreement dated June 20, 2016 (the “Elemetal Agreement”) whereby DGSE issued NTR 5,948,560 shares of Common Stock for $0.41 per share in exchange for the cancellation and forgiveness of indebtedness under a Loan Agreement dated July 19, 2012 and an associated Revolving Credit Note (which indebtedness and accrued interest was $2,438,909). Also on the same date and pursuant to the Elemetal Agreement, DGSE issued Elemetal 8,536,585 shares of its Common Stock for $0.41 per share and a warrant to purchase an additional 1,000,000 shares of Common Stock at an exercise price of $0.65 per share, exercisable within two years after December 9, 2016, in exchange for the cancellation and forgiveness of $3,500,000 of trade payables owed to Elemetal as a result of bullion-related transactions. Following these stock issuances Elemetal owns 12,814,727 shares of Common Stock (47.7%) (excluding shares that may be purchased upon exercise of the warrant) and NTR owns 6,365,460 shares of Common Stock (23.7%). In connection with the December 9, 2016 transaction, DGSE entered into a Registration Rights Agreement with Elemetal and NTR, pursuant to which Elemetal has requested that the shares hereunder be registered.

In addition to being our largest shareholder, they are the parent of Elemetal Recycling, LLC, from which we are currently negotiating the purchase of certain assets. For more information, see “Summary.”

PLAN OF DISTRIBUTION

The Shares may be offered from time to time by the Selling Stockholder and any of its assignees and succesors-in-interest. No Shares are being offered or sold by us or for our account and we will not receive any proceeds from the sale of the Shares. We will bear all costs associated with the offering and sale of the Shares, other than any underwriting discounts, agency fees, brokerage commissions or similar costs applicable to the sale of any Shares. These costs will be borne by the holder of the Shares sold. We have also agreed to indemnify Elemetal and, if applicable, certain other participants in the offering against certain liabilities under the Securities Act.

The Shares could be sold by one or more of the following methods, without limitation:

•	privately negotiated transactions;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	block trades in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

•	short sales;

•	through the writing of options on the Shares, whether or not the options are listed on an options exchange;

•	an exchange distribution in accordance with the rules of any stock exchange on which the Shares are listed; or

•	any combination of any of these methods of sale.

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A holder of the Shares may effect transactions by selling the Shares directly to purchasers or through or to brokers or dealers, and brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the selling holder or from the purchasers of the Shares for whom they may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker or dealer may be in excess of customary commissions). Any brokers and dealers engaged by a selling holder may arrange for other brokers or dealers to participate in effecting sales of the Shares.  These brokers or dealers may act as principals, or as agents of a selling holder. Broker-dealers may agree with a selling holder to sell a specified number of Shares at a stipulated price per share. If the broker-dealer is unable to sell Shares acting as agent for a selling holder, it may purchase as principal any unsold Shares at the stipulated price. Broker-dealers who acquire Shares as principals may thereafter resell the Shares from time to time in transactions on any stock exchange or automated interdealer quotation system on which the Shares are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

Any of the Shares which qualify for sale pursuant to Rule 144 or Rule 144A under the Securities Act of 1933 may be sold under those rules rather than under this prospectus.

A selling holder may enter into hedging transactions with broker-dealers, and the broker-dealers may engage in short sales of the Shares in the course of hedging the positions they assume with that selling holder, including without limitation in connection with distributions of the Shares by those broker-dealers. A selling holder may enter into option or other transactions with broker-dealers that involve the delivery of the Shares to the broker-dealers, who may then resell or otherwise transfer those Shares pursuant to this prospectus (as supplemented or amended to reflect that transaction). In addition, a selling holder may, from time to time, sell the shares short, and in those instances, this prospectus may be delivered in connection with the short sales and the Shares offered under this prospectus may be used to cover short sales. A selling holder may also pledge the Shares offered hereby to a broker-dealer or other financial institution, and, upon a default, the broker-dealer or other financial institution may effect sales of the pledged Shares under this prospectus (if required, as supplemented or amended to reflect those transactions).

At the time a particular offering of the Shares is made, if required, a prospectus supplement will be distributed that will set forth the number of Shares being so offered and the terms of the offering, including the name or names of any underwriters, brokers, dealers or agents, the purchase price paid by any underwriter for Shares purchased, any discounts, commissions and other compensation and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public. Any underwriters, brokers, dealers or agents who participate in the distribution of such Shares may be deemed to be "underwriters" under the Securities Act, and any discounts, commissions or concessions received by them may be deemed to be underwriting compensation under the Securities Act.

In connection with this offering, if made through an underwriter, the underwriter may engage in transactions on the Nasdaq National Market that stabilize, maintain or otherwise affect the price of our common stock. Specifically, the underwriter may over-allot this offering, creating a syndicate short position. The underwriter may bid for and purchase shares of our common stock in the open market to cover this syndicate short position or to stabilize the price of our common stock. In addition, an underwriting syndicate may reclaim selling concessions from syndicate members and selected dealers if a participating underwriter repurchases previously distributed common stock in syndicate covering transactions, in stabilization transactions or otherwise, or if a participating underwriter receives a report that indicates that the clients of such syndicate members have "flipped" the common stock. Also, in connection with this offering, certain underwriters and selling group members (if any) who are qualified market makers on the Nasdaq National Market may engage in passive market making transactions in our common stock on the Nasdaq National Market in accordance with Rule 103 of Regulation M under the Exchange Act. Passive market makers must comply with applicable volume and price limitations and must be identified as such. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, its bid must then be lowered when certain purchase limits are exceeded. These activities may stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

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The Selling Stockholder and any underwriters, broker-dealers or agents that participate in the sale of the common stock may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

A Selling Stockholder who is an “underwriter” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to statutory liabilities, including, but not limited to, liability under Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. The Selling Stockholder has acknowledged that it understands its obligations to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M.

To our knowledge, there are currently no plans, arrangements or understandings between the Selling Stockholder and any underwriter, broker-dealer or agent regarding the sale of the common stock. The Selling Stockholder may not sell any common stock described in this prospectus and may not transfer, devise or gift these securities by other means not described in this prospectus.

We are obligated to use our reasonable best efforts to keep the registration statement of which this prospectus is a part effective until the earlier to occur of (i) three (3) years from the effective date of this registration statement, (ii) the date when all of the securities registered hereby are disposed of in accordance with the terms of the registration statement or (iii) the date when the shares are no longer Registrable Securities under the registration rights agreement.

Our obligation to keep the shelf registration statement of which this prospectus is a part effective is subject to specified, permitted exceptions.  In these cases, we may prohibit offers and sales of the shares of common stock pursuant to the shelf registration statement.

When we are notified by the Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of the shares covered by this prospectus through a block trade, special offering, exchange distribution or secondary distribution or purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part, disclosing (a) the name of the Selling Stockholder and of the participating broker-dealer or dealers, (b) the number of shares of common stock involved, (c) the price at which the common stock was sold, (d) the commissions paid or discounts or concessions allowed to such broker-dealer or dealers, if applicable, and (e) other facts material to the transaction. In addition, when we are notified by the Selling Stockholder that a donee or pledgee intends to sell more than 500 shares, a supplement to this prospectus will be filed.

We may suspend the use of this prospectus if we learn of any event that causes this prospectus to include an untrue statement of a material fact required to be stated in the prospectus or necessary to make the statements in the prospectus not misleading in light of the circumstances then existing. If this type of event occurs, a prospectus supplement or post-effective amendment, if required, will be distributed to each Selling Stockholder. The Selling Stockholder may not trade securities from the time the Selling Stockholder receives notice from us of this type of event until the Selling Stockholder receives a prospectus supplement or amendment.

LEGAL MATTERS

Certain legal matters, including the validity of the issuance of the shares of common stock offered by this prospectus will be passed upon for us by Kolesar & Leatham, Las Vegas, Nevada.

EXPERTS

Whitley Penn LLP, an independent registered public accounting firm, has audited the consolidated financial statements of DGSE included in our Annual Report on Form 10-K, for the years ended December 31, 2015 and 2016 as set forth in their report on our consolidated financial statements, which is incorporated by reference in this prospectus and elsewhere in this registration statement. Such consolidated financial statements of DGSE are incorporated by reference in reliance on Whitley Penn LLP’s reports, given on the authority of such firm as experts in accounting and auditing.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus “incorporates by reference” certain of the reports and other information that we have filed with the SEC under the Exchange Act. This means that we are disclosing important information to you by referring you to those documents. Information filed with the SEC after the date of this prospectus will update and supersede this information. The following documents filed with the SEC are incorporated by reference (other than information in such documents that is deemed, in accordance with SEC rules, to have been furnished and not filed):

(1)	Our Annual Report on Form 10-K for the year ended December 31, 2016;

(2)	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 and for the quarter ended June 30, 2017;

(3)	Our Current Reports on Form 8-K and filed with the SEC on January 19, 2017, April 21, 2017, April 27, 2017, May 18, 2017, July 7, 2017 and August 14, 2017; and

(4)	The description of our common stock contained in our Registration Statement on Form 8-A12G (File No. 000-10305-99650741), filed June 23, 1999.

Any subsequent filings we make with the SEC (other than information in such documents that is deemed, in accordance with SEC rules, to have been furnished and not filed) under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (File No. 0-28104) prior to the termination of the offering, as well as after the date of the initial registration statement and prior to effectiveness of the registration statement, shall be deemed to be incorporated by reference into this prospectus. Any statement contained in this prospectus or in a document incorporated by reference shall be deemed to be modified or superseded for all purposes to the extent that a later statement contained in those documents modifies or supersedes that earlier statement. Any statements so modified or superseded will not be deemed to constitute a part of this prospectus except as so modified or superseded. In addition, any supplement prepared in relation to this prospectus shall be deemed to supersede for all purposes any earlier supplement prepared in relation to this prospectus.

We will provide each person to whom a copy of this prospectus has been delivered, without charge, upon receipt of a written or oral request, a copy of any of the documents referred to above as being incorporated by reference. You may request a copy by writing or telephoning Investor Relations, c/o DGSE Companies, Inc., 13022 Preston Rd., Dallas, Texas 75240 (telephone: 972-587-4049 )

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a “shelf” registration statement on Form S-3 under the Securities Act relating to the resale of the Shares offered by this prospectus.  This prospectus is part of that registration statement, but does not contain all of the information in the registration statement.  We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC.  For more detail about us and any securities that may be offered by this prospectus, you may examine the registration statement on Form S-3 and the exhibits filed or incorporated by reference into the registration statement at the locations listed below.

We are subject to the information requirements of the Securities Exchange Act of 1934. In accordance with the Exchange Act, we file reports, proxy statement and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at prescribed rates at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The SEC also maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our common stock is listed on the NYSE MKT exchange and reports and information concerning us can also be inspected through such exchange. We intend to furnish our stockholders with annual reports containing audited financial statements and such other periodic reports as we deem appropriate or as may be required by law. Our website is www.dgse.com and the investor relations section is on our website. We make available, free of charge, on or through the investor relations section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

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COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

As described in Item 15 of this Registration Statement, DGSE has agreed to indemnify its directors and officers, which may extend to liability under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the various expenses payable by the Registrant in connection with the sale and distribution of the securities being registered hereby. The Registrant is paying all of the Selling Stockholder’ expenses related to this offering, except that the Selling Stockholder will pay any applicable broker’s commissions and expenses. All amounts are estimated except the Securities and Exchange Commission registration fee.

SEC registration fee	$1,261
Printing and Edgarization	$1,000
Legal fees and expenses	$15,000
Accounting fees and expenses	$5,000
Miscellaneous	$1,000
Total expenses*	$23,261

Does not include expense of preparing prospectus supplements and other expenses relating to specific offerings made pursuant to this prospectus.

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Sections 78.7502 and 78.751 of the Nevada General Corporation Law authorizes a corporation’s board of directors or shareholders to grant, by articles of incorporation, bylaws, agreement, vote or otherwise, and authorizes a court to award, indemnity to officers, directors and other corporate agents.

DGSE’s articles of incorporation, as amended (the “Articles”), provide that directors and officers are not personally liable for breaches of their fiduciary duties, except to the extent such liability cannot be eliminated by applicable law. DGSE’s bylaws, as amended (the “Bylaws”), provided that the board of directors may authorize the indemnification of its directors and officers to the fullest extent permitted by law.

Pursuant to this authority, DGSE has entered into various indemnification agreements whereby it has agreed to indemnify its directors and officers for specific liabilities that they may incur while serving in such capacities so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of DGSE, and, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful. These agreements further provide that, notwithstanding anything in the agreement, to the extent that a director or officer is, by reason of his corporate status, a party to (or a participant in) and is successful, on the merits or otherwise, in any proceeding, he shall be indemnified to the maximum extent permitted by law against all expenses actually and reasonably incurred by him or on his behalf in connection therewith. These indemnification agreements provide for the maximum indemnity allowed to directors and officers by applicable law. DGSE believes that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

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The Nevada General Corporation Law permits DGSE to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against the person and liability and expenses incurred by the person in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify such a person against such liability and expenses. In accordance with this provision, DGSE currently maintains directors’ and officers’ liability insurance, which may insure against director or officer liability arising under the Securities Act.

The limitation of liability and indemnification provisions that are included in the Articles, Bylaws, applicable law and in indemnification agreements that DGSE enters into with its directors and officers may discourage stockholders from bringing a lawsuit against DGSE’s directors and officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against DGSE’s directors and officers, even though an action, if successful, might benefit DGSE and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that DGSE pays the costs of settlement and damage awards against directors and executive officers as required by the applicable indemnification provisions. At present, DGSE is not aware of any pending litigation or proceeding involving any person who is or was one of its directors, officers, employees or other agents or is or was serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and DGSE is not aware of any threatened litigation that may result in claims for indemnification.

The foregoing statements are subject to the detailed provisions of the Nevada General Corporation Law and the full text of the corporate documents and agreements referenced above.

Reference is made to Item 17 for the Registrant’s undertakings with respect to indemnification for liabilities arising under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.]

EXHIBITS.

See Index of Exhibits.

UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

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(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)	To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(6)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 6, 2017.

DGSE COMPANIES, INC.

By:	/s/ John R. Loftus
John R. Loftus Chairman of the Board,
Chief Executive Officer, President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of John R. Loftus and Bret Pedersen, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and additional registration statements relating to the same offering, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ John R. Loftus	Chairman, Chief Executive Officer, President	October 6, 2017
John R. Loftus	(Principal Executive Officer)

/s/ Bret A. Pedersen	Chief Financial Officer	October 6, 2017
Bret A. Pederson	(Principal Financial and Accounting Officer)

/s/ Joel S. Friedman	Director	October 6, 2017
Joel S. Friedman

/s/ Alexandra C. Griffin	Director	October 6, 2017
Alexandra C. Griffin

/s/ Jim R. Ruth	Director	October 6, 2017
Jim R. Ruth

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INDEX OF EXHIBITS

The following documents are filed as exhibits to this registration statement:

Exhibit Number	Description	Filed Herein	Incorporated by Reference	Form	Date Filed with SEC	Exhibit Number
3.1	Articles of Incorporation dated September 17, 1965		X	8-A12G	June 23, 1999	3.1

3.2	Certificate of Amendment to Articles of Incorporation, dated October 14, 1981		X	8-A12G	June 23, 1999	3.2

3.3	Certificate of Resolution, dated October 14, 1981		X	8-A12G	June 23, 1999	3.3

3.4	Certificate of Amendment to Articles of Incorporation , dated July 15, 1986		X	8-A12G	June 23, 1999	3.4

3.5	Certificate of Amendment to Articles of Incorporation, dated August 23, 1988		X	8-A12G	June 23, 1999	3.5

3.6	Certificate of Amendment to Articles of Incorporation, dated June 26, 1992		X	8-A12G	June 23, 1999	3.6

3.7	Certificate of Amendment to Articles of Incorporation, dated June 26, 2001		X	8-K	July 3, 2001	1.0

3.8	Certificate of Amendment to Articles of Incorporation, dated May 22, 2007		X	S-8	May 29, 2007	3.8

3.9	By-laws, dated March 2, 1992		X	8-A12G	June 23, 1999	3.7

3.10	Amendment to By-laws, dated September 4, 2015		X	8-K	September 11, 2015	3.1

3.11	Amendment to By-laws, dated October 9, 2015		X	8-K	October 9, 2015	3.1

3.12	Certificate of Amendment to Articles of Incorporation, dated December 7, 2016		X	10-K	April 14, 2017	3.9

4.1	Specimen Common Stock Certificate		X	S-4	February 26, 2007	4.1

4.2	Warrant to Purchase Shares of Common Stock of DGSE Companies, Inc. issued to Elemetal, LLC dated December 9, 2016		X	8-K	December 13, 2016	4.1

5.1	Opinion of Kolesar & Leatham regarding validity	X

10.1	Form of Indemnification Agreement between DGSE Companies, Inc. and each executive officer and director of DGSE		X	8-K	February 12, 2016	10.1

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Exhibit Number	Description	Filed Herein	Incorporated by Reference	Form	Date Filed with SEC	Exhibit Number
10.2	Stock Purchase Agreement by and between DGSE Companies, Inc., Elemetal, LLC and NTR Metals, LLC, dated June 20, 2016		X	8-K	June 22, 2016	10.1

10.3	Form of Warrant to Purchase Shares of Common Stock of DGSE Companies, Inc.		X	8-K	June 22, 2016	10.2

10.4	Form of Registration Rights Agreement		X	8-K	June 22, 2016	10.3

23.1	Consent of Whitley Penn LLP	X

23.2	Consent of Kolesar & Leatham	See Exhibit 5.1

24.1	Power of Attorney	See Signature page

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